Exhibit 99.1
For Immediate Release
BRIGHT HORIZONS FAMILY SOLUTIONS AGREES TO
A TRANSACTION WITH BAIN CAPITAL
WATERTOWN, MA — (January 14, 2008) - Bright Horizons Family Solutions, Inc. (NASDAQ: BFAM), the world’s leading provider of employer-sponsored child care, early education, and work/life solutions, today announced it has signed a definitive merger agreement to be acquired by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm.
Under the terms of the merger agreement, Bright Horizon stockholders will receive $48.25 in cash for each share of Bright Horizons common stock they hold, representing a 47% premium over Bright Horizons’ closing share price on January 11, 2008. The transaction is valued at approximately $1.3 billion. Committed financing has been provided for the transaction.
Based upon the unanimous recommendation of a special committee of the board comprised entirely of independent directors, the board of directors of Bright Horizons has approved the merger agreement and has resolved to recommend that Bright Horizons shareholders adopt the agreement.
“We are excited to team up with Bain Capital, who enthusiastically supports our mission to provide high-quality care, education, and work/life solutions to the children, families, and clients we serve,” said David Lissy, Chief Executive Officer of Bright Horizons. “We are proud of our track record of quality and performance, which is made possible by the dedication of the thousands of teachers, educators, and professionals who make up the Bright Horizons family. We believe the transaction, which has the support of our executive team and our founders, will allow us to pursue the opportunities we have to grow and enhance the quality of the education and services we provide.”
“Bain Capital will fully support Bright Horizons in continuing to deliver on its well-established reputation for providing employers and parents with the highest-quality child care, early education and work/life solutions,” said Andrew Balson, a Managing Director at Bain Capital. “We look forward to working with the company’s proven and experienced management team to continue to build on their important mission and track record for growth.”
Upon receipt of stockholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as satisfaction of other customary closing conditions, the transaction is expected to be completed in the second quarter of 2008. There is no financing condition to the obligations of Bain Capital to consummate the transaction. The transaction will be financed through a combination of equity contributed by funds affiliated with Bain Capital and debt financing that has been committed by Goldman Sachs Credit Partners L.P. and GS Mezzanine Partners V, L.P.

Under the terms of the merger agreement, the board of directors of Bright Horizons, through its special committee and with the assistance of its independent advisors, intends to solicit superior proposals during the next 60 days. Bright Horizons does not intend to disclose developments with respect to the solicitation process unless and until the special committee of the board has made a recommendation and the board of directors has made a decision.
Goldman Sachs & Co. and Evercore Group L.L.C. are acting as financial advisors to the special committee of the board of directors of Bright Horizons. Bass, Berry & Sims PLC is acting as legal advisor to Bright Horizons and Shearman & Sterling LLP is acting as legal counsel to the special committee of the board of directors. Ropes & Gray LLP is acting as legal counsel to Bain Capital.
About Bright Horizons
Bright Horizons Family Solutions, Inc. (www.brighthorizons.com) is the world’s leading provider of employer-sponsored child care, early education, and work/life solutions, managing more than 600 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 700 clients, including more than 95 FORTUNE 500 companies and 75 of the “100 Best Companies” as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For.”
About Bain Capital
Bain Capital, LLC (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with more than $65 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in more than 300 companies in a variety of industries around the world, and has a team of almost 300 professionals dedicated to investing in and supporting its portfolio companies, including such leading companies as Dunkin’ Donuts, Michaels Stores and Domino’s Pizza. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai and Tokyo.
Important Additional Information will be Filed with the SEC
In connection with the proposed merger, Bright Horizons will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Bright Horizons at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Bright Horizons by directing such request to Bright Horizons Family Solutions, Inc., 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471, Attention: Chief Financial Officer.

Bright Horizons and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Bright Horizon’s participants in the solicitation, which may be different than those of Bright Horizon stockholders generally, is set forth in Bright Horizon’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Bright Horizon management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Bright Horizons and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Bright Horizon’s ability to control or predict. Bright Horizons undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Media and Investor Contact:

For Bright Horizons:	Investor Contact, Elizabeth Boland, 617-673-8000
Media Contact: Ilene Serpa, 617-673-8044

For Bain Capital:	Media Contact: Alex Stanton, Stanton Crenshaw Communications
212-780-0701

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